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                                                                    EXHIBIT 99.2

                             FORM OF PRESS RELEASE

                            PACIFIC GULF PROPERTIES
                        ANNOUNCES CHANGE OF RECORD DATE
                            FOR DISTRIBUTION RIGHTS


NEWPORT BEACH, Calif., Dec. [__]/PRNewswire/--Pacific Gulf Properties Inc. (NYSE: PAG) today announced that the record date set for distribution of the rights under the previously announced Stockholder Rights Plan has been changed from December 22, 1997 to December 29, 1997. The remaining terms of the previously announced Rights Plan remain unchanged. As previously announced, Pacific Gulf Properties will provide stockholders with further details of the Rights Plan in a letter to be mailed in the next several weeks.

Pacific Gulf Properties Inc., a self-administered and self-managed equity real estate investment trust, owns, operates, leases, acquires, rehabilitates and develops industrial and multifamily properties located in selected markets within the western United States.

SOURCE: Pacific Gulf Properties Inc.